Exhibit 99.1
For further information, contact: Exhibit 99.1
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
NOTIFICATION BY THE AMERICAN STOCK EXCHANGE OF
NON-COMPLIANCE WITH CERTAIN CONTINUED LISTING STANDARDS
     Edison, New Jersey, April 14, 2008 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) announced today that on April 8, 2008 the Company received notice from the American Stock Exchange (“Amex”) or (“Exchange”) Staff indicating that, after reviewing the Company’s Form 10-K for the fiscal year ended December 31, 2007, as well as discussions with representatives of the Company, the Company does not meet certain of the Exchange’s continued listing standards. Specifically, the notice provides that the Company is not in compliance with (1) Section 1003(a)(i) of the Amex Company Guide due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and (2) Section 1003(a)(iv) of the Amex Company Guide in that the Company has sustained losses which are so substantial in relation to overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by May 8, 2008, advising the Exchange of action it has taken or will take that will bring it back into compliance with Sections 1003(a)(iv) of the Amex Company Guide by August 11, 2008 and Section 1003(a)(i) of the Amex Company Guide by October 8, 2009. If the Company does not submit a plan or if the plan submitted is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Amex Company Guide. Furthermore, if the plan is accepted by the Exchange, but the Company is not in compliance with the continued listing standards at the conclusion of the respective plan periods, or does not make progress consistent with the plan during the plan periods, the Exchange may initiate delisting proceedings.
The Company intends to submit a plan it believes will be acceptable to the Exchange by the May 8, 2008 deadline.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.